Exhibit 10.1

MAGELLAN GOLD CORPORATION

RESTRICTED STOCK UNIT AGREEMENT

To William Luckman:

MAGELLAN GOLD CORPORATION, a Nevada corporation (the “Company”), has granted you an award (this “Award”) of restricted stock units (the “Stock Units”) under the Magellan Gold Corporation Deferred Compensation and Equity Award Plan, as amended from time to time (the “Plan”), conditioned upon your agreement to the terms and conditions described below. Each Stock Unit represents an unfunded promise by the Company to issue to you, upon a specified future event, one share of the Company’s common stock, $0.001 par value (the “Common Stock”). The effective date of grant will be November 1, 2020 (the “Grant Date”), subject to your promptly signing and returning a copy of this Agreement (as defined below) to the Company. The Award has been made in fulfillment of:

i.	☐ your election under the Plan to defer receipt of your Annual Retainer payment that was otherwise payable in cash on the Grant Date.

ii.	☒ your election under the Plan to receive your Equity Grant in the form of Restricted Stock Units.

This Agreement (the “Agreement”) evidences the Award of the Stock Units. The Award is subject in all respects to and incorporates by reference the terms and conditions of the Plan and the Magellan Gold Corporation 2017 Equity Incentive Plan, as amended from time to time (the “EIP”). By executing this Agreement, you acknowledge that you have received a copy of the Plan. This Agreement and the Award of the Stock Units are made in consideration of your service as President and a member of the Board of Directors of the Company.

1.	Terminology; Conflicts. The Glossary at the end of this Agreement includes definitions of capitalized words used in this Agreement. Unless otherwise specifically provided in this Agreement, in the event of any conflict, ambiguity or inconsistency between or among any defined term in this Agreement, the Plan or the EIP, the provisions of, first, the Plan, second, the EIP, and lastly, this Agreement, will control in that order of priority.

2.       Terms and Conditions of this Award. The following terms and conditions will apply:

(a)	Terms of Stock Unit Grants. You will be entitled to receive, and we agree to grant to you, an aggregate of 42,000 Stock Units (subject to adjustment as provided for herein) for each completed calendar month that you are performing services for the Company in any capacity. The grants will continue on a month to month basis provided you continue to provide services to the Company and may be terminated for any reason by either the Company or yourself, with or without cause, upon ten (10) days’ prior written notice.

(b)	Credit to Bookkeeping Account. The Stock Units shall be credited to a bookkeeping account maintained by the Company on your behalf (“Account”) as of the Grant Date. The crediting of the Stock Units to your Account will not entitle you to voting or other rights as a stockholder until shares of Common Stock are issued upon settlement, but will entitle you to receive Dividend Equivalents.

(c)	Settlement.

i.	Issuance of Shares of Common Stock. Vested Stock Units will be settled in shares of Common Stock upon or as soon as practicable (A) upon your written request any time after June 30, 2021 or (B) following your Termination Date, whichever occurs first. Upon settlement, subject to Section 2(d)(iv) of this Agreement, the Company shall issue to you, or your estate as applicable, a number of shares of Common Stock equal to the number of vested Stock Units credited to your Account on your Termination Date, taking into account the provisions of Section 2(c) of this Agreement. Notwithstanding anything in the Plan or in this Agreement to the contrary, upon the occurrence of a Change in Control Event, all Stock Units then credited to your Account will be settled and paid out to you on or as soon as practicable after the occurrence of the Change in Control Event, in accordance with the provisions of Code section 409A.

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ii.	Registration of Shares. The shares of Common Stock issued in settlement of the Stock Units shall be registered in your name, or, if applicable, in the names of your heirs. In the Company’s discretion, such shares may be issued either in certificated form or in uncertificated, book entry form. The certificate or book entry account shall bear such restrictive legends or restrictions as the Company, in its sole discretion, shall require.

iii.	Restrictions on Grant of Stock Units and Issuance of Shares of Common Stock. The grant of the Stock Units and issuance of shares of Common Stock upon settlement of the Stock Units will be subject to and in compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Common Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Stock Units shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Stock Units, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

iv.	Fractional Shares. The Company will not be required to issue fractional shares of Common Stock upon settlement of the Stock Units.

(f)	Dividend Equivalents. If the Company declares a cash dividend payable to the holders of its Common Stock, as of the payment date for each cash dividend, your Account will be credited with dividend equivalents in the form of additional Stock Units, which shall be fully vested and nonforfeitable when credited and shall otherwise be subject to the same terms and conditions as the Stock Units granted pursuant to this Agreement. The number of additional Stock Units credited to your Account shall be equal to the quotient, rounded down to the nearest whole share, determined by dividing (i) the product of (A) the amount of cash dividend per share of Common Stock multiplied by (B) the number of whole Stock Units credited to your Account as of the record date of the cash dividend, by (ii) the Fair Market Value of a share of Common Stock on the payment date of the dividend.

3.	Restrictions on Transfer. Prior to settlement, you may not sell, assign, transfer, pledge, hypothecate, encumber or dispose of in any way (whether by operation of law or otherwise) any Stock Units, and Stock Units may not be subject to execution, attachment or similar process. The Company will not be required to recognize on its books any action taken in contravention of these restrictions.

4.	Legends. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Common Stock issued pursuant to this Agreement. You will, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Agreement in your possession in order to carry out the provisions of this Section.

5.	Tax Withholding. The Company is required to, and the Company will, deduct from any compensation or any other payment of any kind due you the amount of any federal, state, local or foreign taxes required to be paid by you as a result of the grant, vesting or settlement of the Stock Units in whole or in part. Notwithstanding, you expressly acknowledge that you are solely responsible for the payment of any such federal, state, local or foreign taxes, and you may not rely on the Company for any assistance with regard to withholding or paying such taxes.

6.	Adjustments for Corporate Transactions and Other Events.

(a)	Stock Dividend, Stock Split and Reverse Stock Split. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number and class of securities subject to the Stock Units will, without further action of the Committee, be adjusted to reflect such event. The Committee may make adjustments, in its discretion, to address the treatment of fractional shares with respect to the Stock Units as a result of the stock dividend, stock split or reverse stock split. Adjustments under this Section 6 will be made by the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

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(b)	Binding Nature of Agreement. The terms and conditions of this Agreement will apply with equal force to any additional and/or substitute rights to receive securities received by you in exchange for, or by virtue of your ownership of, the Stock Units, whether as a result of any spin-off, stock split-up, stock dividend, stock distribution, other reclassification of the Common Stock of the Company, or other similar event, except as otherwise determined by the Committee. If the Stock Units are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, rights to receive securities of another entity, or other property (including cash), then the rights of the Company under this Agreement will inure to the benefit of the Company’s successor, and this Agreement will apply to the rights to receive securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Stock Units.

7.	Non-Guarantee of Service Relationship. Nothing in the Plan, the EIP or this Agreement alters your service relationship with the Company or shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain you as an officer, director or key employee for any period of time. This Agreement is not to be construed as a contract of service relationship between the Company and you. This Agreement does not limit in any way the possibility of your separation from the Company in accordance with the By-Law provisions in effect at the relevant time, whether or not such removal results in the forfeiture of any Award Shares or any other adverse effect on your interests under the Plan.

8.	Rights as Stockholder. You shall not have any of the rights of a stockholder with respect to any shares of Common Stock that may be issued in settlement of the Stock Units until such shares of Common Stock have been issued to you upon settlement of the Stock Units. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate or certificates are issued, except as provided in Sections 2(e) and 6 of this Agreement.

9.	The Company’s Rights. The existence of the Stock Units does not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, including that of its subsidiaries, or any merger or consolidation of the Company or any Affiliate, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of the Company’s or any Affiliate’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10.	Entire Agreement. This Agreement, inclusive of the Plan and the EIP incorporated into this Agreement, contains the entire agreement between you and the Company with respect to the Stock Units. Any and all existing oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement by any person with respect to the Award or the Stock Units are superseded by this Agreement and are void and ineffective for all purposes.

11.	Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan and the EIP. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan or the EIP, as applicable, will govern.

12.	Amendment. This Agreement may be amended from time to time by the Committee in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Stock Units as determined in the discretion of the Committee, except as provided in the Plan, the EIP or in any other written document signed by you and the Company.

13.	Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Committee relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, will be determined exclusively in accordance with the laws of the State of Colorado, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect to the Award or the Stock Units will be brought in the federal or state courts in the districts which include Denver, Colorado, and you agree and submit to the personal jurisdiction and venue thereof.

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14.	Unfunded Status. The Stock Units and the Account to which they are credited are intended to constitute and at all times shall be interpreted and administered so as to qualify as an unfunded deferred compensation arrangement for a select group of management of the Company under the Employee Retirement Income Security Act of 1974, as amended. Your settlement rights pursuant to this Agreement shall be no greater than the right of any unsecured general creditor of the Company.

15.	Headings. Section headings are used in this Agreement for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

16.	Counterparts. This Agreement may be executed in counterparts (including electronic signatures or facsimile copies), each of which will be deemed an original, but all of which together will constitute the same instrument.

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GLOSSARY

(a) “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies and partnerships), as determined by the Committee.

(b) “Annual Retainer” has the meaning ascribed thereto in the Plan.

(c) “Board” or “Board of Directors” means the Board of Directors of the Company.

(d) “Change in Control” means (1) the acquisition (other than from the Company) in one or more transactions by any Person of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of (A) the then outstanding shares of the securities of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); (2) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (3) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock.

(e) “Change in Control Event” has the meaning ascribed thereto under Code section 409A(a)(2)(A)(v) with respect to a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder.

(g) “Committee” means the “Plan Administrator” as defined under the Plan.

(h) “Company” means Magellan Gold Corporation., a Nevada corporation.

(i) “Cyclical Equity Grant” has the meaning ascribed thereto in the Plan.

(j) “Disability” means the inability to perform services on the Board by reason of any medically determinable physical or mental impairment that is expected to result in death or last for a continuous period of not less than twelve months. The Committee may require such proof of Disability as the Committee in its sole discretion deems appropriate and the Committee’s good faith determination as to whether and when you are totally and permanently disabled will be final and binding on all parties concerned.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto.

(l) “Fair Market Value” means, with respect to a share of the Common Stock on the relevant date, the closing price, regular way, reported on the New York Stock Exchange or if no sales of the Common Stock are reported on the New York Stock Exchange for that date, the closing price for the last previous day for which sales were reported on the New York Stock Exchange. If the Common Stock is no longer listed on the New York Stock Exchange, the Committee may designate such other exchange, market or source of data as it deems appropriate for determining such value for the purposes of the Plan. For all purposes under the Plan, the term “relevant date” as used in this definition of Fair Market Value means the date as of which Fair Market Value is to be determined.

(m) “Non-Employee Director” means a member of the Board who, at the time of his or her service, is not an employee of the Company or any Affiliate.

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(n) “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than employee benefit plans sponsored or maintained by the Company or by entities controlled by the Company.

(o) “Termination Date” means the date on which you cease your service relationship with the Company.

(p) “You”; “Your”. You means the recipient of the Stock Units as reflected in the first paragraph of this Agreement. Whenever the word “you” or “your” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Committee, to apply to the estate, personal representative, or beneficiary to whom the Stock Units may be transferred by will or by the laws of descent and distribution, the words “you” and “your” will be deemed to include such person.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer this 1st day of November, 2020.

MAGELLAN GOLD CORPORATION

By:/s/ Mike Lavigne
CEO
Date: ________________________

The undersigned hereby acknowledges that he/she has carefully read this Agreement and agrees to be bound by all of the provisions set forth herein.

AWARD RECIPIENT

/s/ William Luckman

Date:	_______________________________________________

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